Frequently Asked Questions

Q:	What is an “internalization”?

A:	An “internalization” is the process by which a company such as American Realty Capital Trust, Inc. (the “Company” or “ARCT”) with an external advisor becomes self-advised. As a result of the internalization, the Company will become a self-administered real estate investment trust, managed full-time by William M. Kahane, one of the key executives who built the Company and assembled its property portfolio, and his management team. Upon completion of the internalization, the Company expects to employ approximately ten individuals, including accounting, reporting, asset and property management, human resources, investor relations and capital markets and acquisitions professionals.

Q:	Why internalize now?

A:	The internalization is a result of a process begun in early 2011 by the Company’s board of directors to evaluate possible strategic alternatives designed to maximize stockholder value, including one or more of the following: (1) listing the Company’s common stock on a national exchange or other trading system and becoming self-administered by termination of the respective agreements with the American Realty Capital Advisors, LLC (the “Advisor”) and American Realty Capital Properties, LLC (the “Property Manager”); (2) a sale of the portfolio; or (3) merger with a third party that is already listed on a national exchange.

Q:	Why is the Company listing its shares on NASDAQ?

A:	The Company believes that becoming self-administered and listing on The NASDAQ Global Select Market (“NASDAQ”) will create stockholder value for several important reasons. First, due to the growth of the Company’s asset and revenue base over the past three years, the Company believes that it will be cost-effective for it to internalize the management functions presently conducted by the Advisor and the Property Manager, reducing the Company’s annual costs significantly. Upon completion of the internalization and upon the listing on NASDAQ, the Company will no longer incur fees payable to the Advisor and the Property Manager for acquisitions, asset management, property management or dispositions under the advisory agreement and the property management agreement, respectively, which will reduce expenses and increase funds from operations per share and may provide an immediate increase in stockholder value and higher investor returns.

Moreover, due to the deliberate planning and design of the ARCT offering, there will be no internalization fee and the core team that created the Company’s portfolio will continue exclusively its acquisitions, asset management and strategic guidance as a publicly traded firm, maximizing value for the Company’s investors.

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Q:	Why is the Company offering shares of its common stock?

A:	The Company also filed a registration statement, indicating its plan to offer for sale up to 6,600,000 shares of its common stock. The underwriters may also purchase up to an additional 990,000 shares of common stock from the Company at the public offering price, less the underwriting discount, within 30 days from the date of the prospectus solely to cover overallotments. The Company intends to use the net proceeds from the offering to repay any indebtedness under its unsecured revolving credit facility with RBS Citizens, N.A. and general corporate purposes.

Q:	Who will be the Company’s executive management team?

A:	Following the completion of the internalization and the listing on NASDAQ, Mr. Kahane will become the Company’s Chief Executive Officer and President and Brian D. Jones will become Chief Financial Officer and Treasurer, and each will enter into employment agreements with the Company. Susan E. Manning, currently a controller for various offerings organized by the Company’s sponsor, will become Chief Accounting Officer and Secretary. Nicholas S. Schorsch will remain Chairman of the Board of the Company. Several members of the acquisition, asset management, marketing and accounting departments who were instrumental in building and managing the day-to-day affairs of ARCT will also join Messrs. Kahane and Jones and Ms. Manning as direct and exclusive employees of ARCT.

Q:	How were the Company’s executives selected?
A:	The Company’s prospective executive management team and the Chairman of the Board possess substantial expertise in all aspects of net leased property acquisition, leasing, management and finance. Nicholas S. Schorsch, one of the Company’s co-founders and the Chairman of the Board, and William M. Kahane, one of the Company’s co-founders and the Chief Executive Officer and President, have been actively involved, since the formation of the Company through the date hereof, in the acquisition of all the 485 net leased properties, with more than 61 credit tenants.

Q:	Will there be a new Board of Directors?

A:	No. The composition of the board of directors will remain unchanged as a result of the internalization.

Q:	Do any of the senior managers or board members serve in similar roles at other American Realty Capital net lease entities?

A:	No. Neither Mr. Kahane, Mr. Jones nor any of our independent directors serve in similar roles in net lease entities sponsored by American Realty Capital. In connection with the internalization, Mr. Kahane, and the Company’s independent directors will resign from their respective positions on the board of directors of other non-traded net lease REITs organized by the Company’s sponsor and certain executive officers will resign their positions at the Company — Brian S. Block, the former Executive Vice President and Chief Financial Officer, Peter M. Budko, the former Executive Vice President and Chief Investment Officer, and Edward M. Weil, Jr., an Executive Vice President and Secretary.

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Q:	What are the cost benefits, if any, to the internalization?

A:	The Company believes that the expenses that the Company will incur for an internalized management team going forward will be lower compared to the external fees and expenses. Additionally, the board believes that internalizing and listing on NASDAQ will provide an immediate creation of stockholder value and higher investor returns than the other strategic alternatives.

Q:	Will the Advisor, the Company’s sponsor or any other entity receive any payment for the internalization?

A:	While the advisory agreement entitles the Advisor and its affiliates to certain acquisition, financing, asset management, and other fees in connection with services provided to the Company, the Company and the Advisor have mutually agreed that following the listing on NASDAQ, the Company will no longer incur fees payable to the Advisor and Property Manager for acquisitions, property management or dispositions under the advisory agreement and property management agreement which may provide an immediate increase in stockholder value and higher investor returns. Additionally, the Company will acquire the Property Manager for nominal consideration.

Q:	Will the change to internalized management result in any changes to the Company’s investment strategy?

A:	No, the Company’s investment strategy will not change. The Company will continue to own and acquire single tenant freestanding commercial real estate properties that are primarily net leased on a long-term basis to investment grade credit rated and other creditworthy tenants.

Q:	Will the Company compete with other AR Capital-sponsored direct investment programs for acquisition opportunities?

A:	Yes. Although the Company will become self-advised in connection with the internalization, the Company will still be subject to certain conflicts of interest. Certain of the Company’s affiliates, including AR Capital, LLC, the Company’s sponsor, and its affiliates and other REITs and funds sponsored and/or advised by AR Capital or its affiliates, could seek to acquire properties that could satisfy the Company’s acquisition criteria. As such, the Company may encounter situations where it would be bidding against an affiliate or teaming with an affiliate for a joint bid.

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Q:	What is the effective date of the internalization?

A:	The Company plans that the internalization will be consummated on the date of listing of the common stock on NASDAQ, which the Company anticipates will occur on or about March 1, 2012.

Q:	What is the plan to transition from external to internal management?

A:	To provide for an orderly transition during the internalization and the listing on NASDAQ, the advisory agreement will terminate on the listing date subject to a 60 day notice period. The Company may choose to extend the advisory agreement for up to three months.

Q:	What is the impact, if any, on other AR Capital-sponsored programs?

A:	Due to the fact that AR Capital has attracted a skilled and seasoned group of professionals and support staff, and the fact that most of the personnel being transitioned into the Company presently spend a majority of their time on the Company’s investments, the internalization is not expected to have any detrimental impact on the operation of any other AR Capital-sponsored program.

Q:	Where will ARCT’s shares list?

A:	The Company has filed an application to list its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” which the Company anticipates will occur on or about March 1, 2012.

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